UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2003

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14303	36-3161171

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1840 Holbrook Avenue, Detroit, Michigan	48212-3488

(Address of principal executive offices)	(Zip Code)

(313) 974-2000

(Registrant’s telephone number,
including area code)

Item 9. Regulation FD Disclosure.
Item 12. Results of Operations and Financial Condition.
Signatures

Item 9. Regulation FD Disclosure.

The following consists of a press release dated October 30, 2003 concerning the outlook for American Axle & Manufacturing Holdings, Inc.

American Axle & Manufacturing announces
Earnings Outlook for Full Year 2004

Detroit, Michigan, October 30, 2003 — American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today announced that it expects earnings results for the full year 2004 to approximate $4.00 per share, excluding the impact of expected one-time debt refinancing costs of approximately $0.26 per share. This compares to the current 2004 analyst consensus estimate of $3.87 per share and represents earnings growth of 10% versus the company’s full year 2003 guidance of $3.65 per share. The company is also targeting $200 million in positive free cash flow for 2004 and a further improvement in its net debt to capital ratio to below 25% from 38.6% at the end of the third quarter of 2003.

“We currently anticipate a slight increase in North American light vehicle builds for 2004 to 16.3 million units. While our unit volumes are also projected to increase next year, changes in product mix will offset net new business growth of approximately $100 million, resulting in a slight decrease in annual sales for AAM. In addition, through our focus on productivity and cost reduction we continue to project margin improvements in 2004, which will drive our projected 10% earnings growth,” said American Axle & Manufacturing Co-Founder, Chairman of the Board & CEO Richard E. Dauch. “The continued strong cash flow generation and continued improvement of our capital structure will position AAM to provide a return to our shareholders and enable the company to fund strategic growth initiatives.”

AAM is a world leader in the manufacture, engineering, design and validation of driveline systems and related components and modules, chassis systems and forged products for light trucks, sport utility vehicles and passenger cars. In addition to its 14 locations in the United States (in Michigan, New York and Ohio), AAM also has offices and facilities in Brazil, England, Germany, Japan, Mexico and Scotland.

This release contains both historical and forward-looking statements. All statements, including “Outlook,” other than statements of historical fact are, or may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, earnings estimates, EBITDA, sales and capital expenditures and are indicated by words or phrases such as “guidance”, “expects”, “continues”, “anticipates”, “plans”, “intends”, and similar words and phrases. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management’s assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. American Axle & Manufacturing, Inc. (the “Company”) expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company’s operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company’s reports and filings available from the Securities and Exchange Commission.

# # #

For more information:

Media relations contact:	Investor relations contact:
Carrie L.P. Gray	Richard F. (Rick) Dauch
Director, Corporate Relations	Vice President Investor Relations
(313) 758-4880	(313) 758-4767
grayc@aam.com	dauchrf@aam.com

Or visit the AAM website at www.aam.com

Item 12. Results of Operations and Financial Condition.

The following information consists of a press release dated October 30, 2003, including financial information and financial data relating to American Axle & Manufacturing Holdings, Inc. for the three months ended September 30, 2003. The information is being furnished pursuant to Item 12 of Form 8-K, “Results of Operations and Financial Condition.” The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent American Axle & Manufacturing Holdings, Inc. specifically incorporates the information by reference.

American Axle & Manufacturing announces record
Third Quarter earnings of $0.71 per share
Net debt to capital reduced to 38.6%

Detroit, Michigan, October 30, 2003 — American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported financial results for the third quarter of 2003.

Third Quarter 2003 highlights:

•	Record third quarter diluted earnings per share of $0.71

•	Record third quarter net sales of $868 million, up nearly 5% versus the third quarter of 2002

•	Non-GM sales growth of 13%, representing 19% of total net sales versus the third quarter of 2002

•	Positive free cash flow of $70 million

•	Reduced net debt to capital ratio to 38.6% from 50.7% at year end 2002

•	After-tax return on invested capital of 15.4% on a trailing twelve month basis

AAM’s third quarter diluted earnings per share increased to a record $0.71 per share from the $0.70 per share earned in the third quarter of 2002. Net income for the quarter was $38.7 million, an increase of 6% when compared to the $36.5 million reported in the third quarter of 2002.

“AAM continued its strong financial performance by achieving record third quarter results. Our performance for the quarter was again driven by increases in content per vehicle through our ability to provide new, advanced product technology to our customers and our relentless focus on productivity and cost reduction,” said American Axle & Manufacturing Co-Founder, Chairman of the Board & CEO Richard E. Dauch. “AAM is a company committed to growing profitably and meeting its financial targets. We are pleased that this performance allowed us to achieve one of our key financial targets three months early, reducing our net debt to capital ratio below 40% to 38.6%.”

Net sales rose to a third quarter record of $867.7 million, an increase of nearly 5% from $828.7 million in sales in the third quarter of 2002. This compares to a decrease of 5% in North American light vehicle production and a 2% increase in General Motors light truck production for the quarter compared to the same period in 2002. AAM sales were aided by a 3% increase in AAM content per vehicle to $1,174 for the third quarter of 2003 as compared to the third quarter of 2002. Sales continue to be positively impacted by the successful Fall 2002 launch of the heavy-duty Dodge Ram program and the increased production of GM’s Full-size pickup/SUV programs and negatively impacted by the decrease in production of the Astro/Safari program by GM during the quarter.

For the nine months ended September 30, 2003, sales were $2.76 billion, representing a 7% increase from the $2.57 billion generated in the nine months ended September 30, 2002. Sales to non-GM customers continue to grow, increasing 13% to $167.2 million in the third quarter of 2003 and increasing 49% to $502.0 million for the nine months ended September 30, 2003. Sales to non-GM customers now represent approximately 19% of total sales for the quarter ended September 30, 2003, and 18% of total sales through the nine months ended September 30, 2003.

Gross margin was 13.8% compared to 13.6% gross margin reported in the third quarter of 2002. Operating income was $69.7 million or 8.0% of sales in the third quarter of 2003, as compared to $68.7 million or 8.3% of sales for the third quarter of 2002. The results for the quarter include a $3.4 million charge associated with salaried workforce adjustments to meet current business conditions and $2.1 million of costs incurred related to the power outage on August 14, 2003 primarily affecting AAM’s Detroit operating facilities.

For the nine months ended September 30, 2003, gross margin was 14.6% versus 14.1% for the nine months ended September 30, 2002. Operating income grew 11.7% in the nine months ended September 30, 2003 to $254.8 million or 9.2% of sales versus $228.2 million or 8.9% of sales for the nine months ended September 30, 2002. Net income grew 16.0% to $143.7 million for the same period.

Capital spending for the nine months ended September 30, 2003 was $172.9 million. As a result of this normalized level of capital spending and $326.0 million in cash flow provided by operating activities, net cash flow after capital expenditures was $153.1 million for the nine months ended September 30, 2003.

For the nine months ended September 30, 2003, research and development (R&D) spending rose approximately 14% to $46.0 million versus $40.4 million for the same period of 2002. The increase is consistent with the company’s focus on the development of future products targeted at growth segments of the market. As a result of this R&D commitment, AAM generated over 80% of its sales from new products introduced to the market since mid-1998 as compared to 76% for the nine months ended September 30, 2002.

“We plan on continuing our strong financial performance to the end of the year, with continued reductions in debt and the generation of at least $200 million in positive free cash flow for the year. Our earnings guidance of $3.65 diluted earnings per share for the full year 2003 remains unchanged,” said Robin J. Adams, AAM’s Executive Vice President — Finance & Chief Financial Officer.

Recent Developments

On August 12, 2003, AAM announced the production launch of the driveline system for Chevrolet’s all-new SSR (Super Sport Roadster). The Chevy SSR, the world’s first retractable-roof sport truck, features AAM’s rear axle system with AAM’s PowerLite® aluminum carrier and PowerDense™ hypoid and net shaped differential gears, multi-link rear suspension design and a helical gear limited slip differential.

On September 15, 2003, AAM adopted a Stockholder Rights Plan (Rights Plan). The adoption of the Rights Plan provides protection against coercive or unfair takeover tactics and encourages anyone seeking to acquire the Company to negotiate with the Board of Directors first. The Rights Plan is similar to plans adopted by many public companies and other automotive supply companies.

On October 3, 2003, AAM announced the pricing of a Secondary Offering by Blackstone Capital Partners II Banking Fund L.P. and its affiliates (Blackstone). Under this offering, Blackstone sold 7,000,000 shares of common stock to Morgan Stanley. Morgan Stanley was also granted an option to purchase an additional 500,000 shares to cover over-allotments, which was exercised.

On October 17, 2003, AAM announced that an expansion of its Technical Center in Rochester Hills, MI is nearing completion. The expansion will incorporate a state-of-the-art Road Load Simulator, which will be used to test and validate chassis and module assemblies and components. The expanded Technical Center will also provide both increased capability for future product requirements as well as a 25 percent increase in testing capacity on AAM’s critical axle dynamometers.

On October 22, 2003, AAM announced that it recently launched production of front and rear axles for the 2004 Chevrolet Colorado and GMC Canyon. The vehicles incorporate newly designed front axles and AAM’s state-of-the-art rear axle design. Both systems feature PowerLite® aluminum housings and PowerDense™ gear technology.

On October 23, 2003, AAM announced that it had secured a new driveline systems contract, new transmission components business, and its first ever production intent contract for its SmartBar™ technology. These programs will generate approximately $40 million in revenue annually when in full production.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included within this press release, AAM has provided certain information, which are considered non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with SEC Rules and is included in the attached supplemental data.

Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the company’s business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

AAM is a world leader in the manufacture, engineering, design and validation of driveline systems and related components and modules, chassis systems and forged products for light trucks, sport utility vehicles and passenger cars. In addition to its 14 locations in the United States (in Michigan, New York and Ohio), AAM also has offices and facilities in Brazil, England, Germany, Japan, Mexico and Scotland.

Certain statements contained in this press release which are not historical facts contain forward-looking information with respect to the company’s plans, projections or future performance, the occurrence of which involve risks and uncertainties that could cause the company’s actual results or plans to differ materially from those expected by the company which include risk factors described in the company’s filings with the Securities and Exchange Commission.

# # #

For more information:

Media relations contact:	Investor relations contact:
Carrie L.P. Gray	Richard F. (Rick) Dauch
Director, Corporate Relations	Vice President Investor Relations
(313) 758-4880	(313) 758-4767
grayc@aam.com	dauchrf@aam.com

Or visit the AAM website at www.aam.com

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,

	2003	2002	2003	2002

	(In millions, except per share data)
Net sales	$867.7	$828.7	$2,756.6	$2,569.2
Cost of goods sold	748.3	716.4	2,354.7	2,206.7

Gross profit	119.4	112.3	401.9	362.5
Selling, general and administrative expenses	49.7	43.6	147.1	134.3

Operating income	69.7	68.7	254.8	228.2
Net interest expense	(11.2)	(13.2)	(35.7)	(37.0)
Other income, net	1.0	1.6	1.9	2.4

Income before income taxes	59.5	57.1	221.0	193.6
Income taxes	20.8	20.6	77.3	69.7

Net income	$38.7	$36.5	$143.7	$123.9

Diluted earnings per share	$0.71	$0.70	$2.71	$2.39

Diluted shares outstanding	54.6	52.5	53.0	51.8

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2003	2002

	(Unaudited)
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$14.3	$9.4
Accounts receivable, net	422.1	335.7
Inventories, net	156.5	174.6
Prepaid expenses and other	34.7	37.3
Deferred income taxes	11.1	9.1

Total current assets	638.7	566.1
Property, plant and equipment, net	1,613.9	1,553.5
Deferred income taxes	5.3	10.9
Goodwill	150.2	150.2
Other assets and deferred charges	50.4	55.0

Total assets	$2,458.5	$2,335.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$363.1	$327.5
Other accrued expenses	219.2	207.7

Total current liabilities	582.3	535.2
Long-term debt	572.8	734.1
Deferred income taxes	76.4	52.0
Postretirement benefits and other long-term liabilities	340.0	310.8

Total liabilities	1,571.5	1,632.1
Stockholders’ equity	887.0	703.6

Total liabilities and stockholders’ equity	$2,458.5	$2,335.7

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,

	2003	2002	2003	2002

	(In millions)
Operating activities
Net income	$38.7	$36.5	$143.7	$123.9
Depreciation and amortization	40.6	38.1	121.0	104.4
Other	52.8	(31.0)	61.3	4.8

Net cash flow provided by operating activities	132.1	43.6	326.0	233.1
Capital expenditures	(62.5)	(41.1)	(172.9)	(157.9)

Net cash flow after capital expenditures	69.6	2.5	153.1	75.2
Purchase buyouts of leased equipment	—	(30.3)	(3.0)	(35.4)

Net cash flow provided by operations	69.6	(27.8)	150.1	39.8
Net increase (decrease) in long-term debt	(97.8)	28.9	(163.1)	(55.9)
Employee stock option exercises	8.7	4.2	17.4	12.1
Effect of exchange rate changes on cash	—	(0.7)	0.5	(1.2)

Net increase (decrease) in cash and cash equivalents	(19.5)	4.6	4.9	(5.2)
Cash and cash equivalents at beginning of period	33.8	2.5	9.4	12.3

Cash and cash equivalents at end of period	$14.3	$7.1	$14.3	$7.1

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Earnings before interest expense, income taxes and depreciation and amortization (EBITDA)(a)

	Three months ended		Nine months ended
	September 30,		September 30,

	2003	2002	2003	2002

	(In millions)
Net income	$38.7	$36.5	$143.7	$123.9
Interest expense	11.3	13.3	36.2	37.4
Income taxes	20.8	20.6	77.3	69.7
Depreciation and amortization	40.6	38.1	121.0	104.4

EBITDA	$111.4	$108.5	$378.2	$335.4

Net debt(b) to capital

	September 30,		December 31,

	2003	2002	2002

	(In millions, except percentages)
Total debt	$572.8	$823.0	$734.1
Cash and cash equivalents	14.3	7.1	9.4

Net debt at end of period	558.5	815.9	724.7
Stockholders’ equity	887.0	692.4	703.6

Total invested capital at end of period	$1,445.5	$1,508.3	$1,428.3

Net debt to capital(c)	38.6%	54.1%	50.7%

(a)	EBITDA is a non-GAAP financial measure. The company believes that EBITDA is a meaningful measure of performance as it is commonly utilized in the industry to analyze operating performance, liquidity and entity valuation. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined by accounting principles generally accepted in the United States of America. Other companies may calculate EBITDA differently.

(b)	Net debt is equal to total debt less cash and cash equivalents.

(c)	Net debt to capital is equal to net debt divided by the sum of stockholders’ equity and net debt. The company believes that net debt to capital is a meaningful measure of performance as it is commonly utilized to reflect relative capital structure risk. Other companies may calculate this measure differently.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free Cash Flow(d)

	Three months ended		Nine months ended
	September 30,		September 30,

	2003	2002	2003	2002

	(In millions)
Net cash flow provided by operating activities	$132.1	$43.6	$326.0	$233.1
Capital expenditures	(62.5)	(41.1)	(172.9)	(157.9)

Free Cash Flow	$69.6	$2.5	$153.1	$75.2

After-Tax Return on Invested Capital (ROIC)(e)

	Quarter Ended				Trailing Twelve
					Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2002	2003	2003	2003	2003

	(In millions, except percentages)
Net income	$52.2	$54.0	$51.0	$38.7	$195.9
After-tax net interest expense (f)	8.8	8.1	7.8	7.3	32.0

After-tax return	$61.0	$62.1	$58.8	$46.0	$227.9

Net debt at end of period					$558.5
Stockholder’s equity at end of period					887.0

Invested capital at end of period					1,445.5
Invested capital at beginning of period					1,508.3

Average invested capital					$1,476.9

After-Tax ROIC					15.4%

(d)	Free cash flow is a non-GAAP financial measure. The company defines free cash flow as net cash flow provided by operating activities less capital expenditures. The company believes free cash flow is a meaningful measure as it is commonly utilized in the industry to assess a company’s ability to repay debt and return capital to its stockholders. Other companies may calculate free cash flow differently.

(e)	ROIC is a non-GAAP financial measure. The company believes that ROIC is a meaningful overall measure of business performance because it reflects the company’s earnings based on its investment level. Other companies may calculate ROIC differently.

(f)	After-tax net interest expense is calculated by tax effecting the reported net interest expense by the effective income tax rate for each presented quarter.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (Registrant)

Date:	October 30, 2003	By:	/s/ Robin J. Adams

Robin J. Adams
Executive Vice President — Finance &
Chief Financial Officer
(also in the capacity of Chief Accounting Officer)